Exhibit 32.1

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of Garb Oil & Power Corporation (the “Company”) for the quarterly period ended September 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Tammy Taylor, Chief Executive Officer and I, M. Aimee Coleman, Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our my knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 18, 2016	/s/ TAMMY TAYLOR
Tammy Taylor, Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

Date: May 18, 2016	/s/ M. AIMEE COLEMAN
M. Aimee Coleman, Corporate Secretary (Principal Accounting Officer)

A signed original of the written statements above required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Garb Oil & Power Corporation and will be retained by Garb Oil & Power Corporation and furnished to the U.S. Securities and Exchange Commission or its staff upon request. The forgoing certifications are being furnished to the Securities and Exchange Commission as an exhibit to the Quarterly Report on Form 10-Q for the nine months ended September 30, 2015, and they shall not be considered filed as part of such report.